EXHIBIT 99.1

Contacts:	LHA Kim Sutton Golodetz 212-838-3777 Kgolodetz@lhai.com Bruce Voss, 310-691-7100 Bvoss@lhai.com	PhotoMedex, Inc. Dennis McGrath, Chief Financial Officer 215-619-3287 info@photomedex.com
@LHA_IR_PR

PHOTOMEDEX REPORTS 2011 FOURTH QUARTER AND FULL YEAR FINANCIAL RESULTS

For the year revenues increase 89%, gross profit increases 97%, adjusted net income increases 95%

MONTGOMERYVILLE, Pa. (March 8, 2012) – PhotoMedex, Inc. (NASDAQ: PHMD) today reported financial results for the three and 12 months ended December 31, 2011.

On December 13, 2011 Radiancy, Inc. became a majority owned subsidiary of PhotoMedex in a reverse merger.  In accordance with generally accepted accounting principles (GAAP), Radiancy is deemed to be the financial acquirer for financial statement purposes and  therefore the related consolidated statements of operations for the three and 12 month periods ended December 31, 2011 and for the year ended December 31, 2010, include activity from the pre-merged PhotoMedex only from the date of merger, December 13, 2011 through December 31, 2011.

Reported Financial Results

Revenues for the fourth quarter of 2011 were $28.8 million, which included $1.5 million in revenues from pre-merged PhotoMedex from the merger date through December 31, 2011.  This represents an increase of 26% from revenues for the fourth quarter of 2010 of $22.9 million, which included no revenues from pre-merged PhotoMedex. Fourth quarter seasonal fluctuations – both positive and negative – for certain international markets are normal and expected for the Company’s consumer business, as compared with the balance of the year.

The net loss for the fourth quarter of 2011 was $3.0 million, or $0.22 per share, which included $5.2 million in stock-based compensation expense, $1.0 million in other merger-related expenses and $1.7 in litigation expenses.  This compares with net income for the fourth quarter of 2010 of $2.9 million, or $0.25 per diluted share, which included $0.07 million in stock-based compensation expense and $0.3 million in litigation expenses.

Revenues for 2011 were $132.1 million, which included $1.5 million in revenues from pre-merged PhotoMedex from the merger date through December 31, 2011.  This represents an increase of 89% from revenues for 2010 of $70.1 million, which included no revenues from pre-merged PhotoMedex.

The net loss for 2011 was $0.7 million, or $0.06 per share, which included $34.0 million in stock-based compensation expense and related gross-up, $2.1 million in other merger-related expenses and $3.0 in litigation expenses. This compares with net income for 2010 of $11.6 million, or $0.99 per diluted share, which included $0.4 million in stock-based compensation expense and $0.3 in litigation expenses.

As of December 31, 2011, the Company had cash and cash equivalents of $16.5 million.

On a pro forma basis, had the merger been completed on January 1, 2011, revenues for 2011 were $162.3 million.

Management expects revenues for the first quarter of 2012 to exceed $45 million, and expects cash and cash equivalents to exceed $23 million as of March 31, 2012.

Dr. Dolev Rafaeli, PhotoMedex CEO, commented, “We are pleased to report our first financial results as a merged company and to deliver yet another year of substantial revenue growth. We have been able to expand our gross margin to 80% from 77% in the previous year, and improve our profitability performance, as measured by adjusted net income to revenue, to 28% from 27%.”

Dr. Rafaeli added, “Our consumer brands continue to build sizeable sales momentum.  I am proud of my global team’s operational and business achievements, especially considering that they were also fully engaged for most of the year in completing the merger between Radiancy and PhotoMedex.  We’re looking forward to seeing the impact of Radiancy’s marketing methodologies and expertise on the XTRAC® and Neova® brands.  In addition, we expect to continue to realize organic and geographic growth of our no!no!™, Omnilux™, Lumiere™ and LHE™ brands.”

A reconciliation of non-GAAP financial measures to GAAP financial measures, and a presentation of the most directly comparable GAAP financial measures are included below.

Non-GAAP Measures

To supplement PhotoMedex’s consolidated financial statements presented in accordance with GAAP, PhotoMedex provides certain non-GAAP measures of financial performance. These non-GAAP measures include non-GAAP adjusted net income and non-GAAP adjusted net income per share.

PhotoMedex’s reference to these non-GAAP measures should be considered in addition to results prepared under current accounting standards, but are not a substitute for, nor superior to, GAAP results.  These non-GAAP measures are provided to enhance investors' overall understanding of PhotoMedex’s current financial performance and to provide further information for comparative purposes.

Specifically, the Company believes the non-GAAP measures provide useful information to both management and investors by isolating certain expenses, gains and losses that may not be indicative of the Company’s core operating results and business outlook. In addition, PhotoMedex believes non-GAAP measures enhance the comparability of results against prior periods. Reconciliation to the most directly comparable GAAP measure of all non-GAAP measures included in this press release is as follows:

(Unaudited)

	Three Months Ended December, 31			Year Ended December, 31
(ooo's) except per share amounts	2011 *	2010	**	2011 *	2010	**

Net (Loss) Income as reported	$(2,984)	$2,929		$(693)	$11,601

Adjustments:
Stock-based compensation expense	5,201	68		34,001	392
Depreciation and amortization expense	316	94		590	388
Other merger related expense	1,010	-		2,110	-
Litigation expense	1,700	300		3,000	300
Interest expense, net	24	-		24	-
Income tax expense	(629)	681		(2,022)	6,287
	$4,638	$4,072		$37,010	$18,968
Non-GAAP adjusted income
Primary shares post merger and outstanding Dec 31, 2011	18,822	18,822		18,822	18,822

Non-GAAP adjusted income per share	$0.25	$0.22		$1.97	$1.01

*PhotoMedex, Inc. merged with Radiancy, Inc. in a reverse acquisition on December 13, 2011.  Therefore, the operating results of PhotoMedex for the three- and 12-month periods ended December 31, 2011 include activity from the pre-merged PhotoMedex from December 13, 2011 through December 31, 2011.

**As a result of purchase accounting rules, the operating results of the pre-merged PhotoMedex for the three- and 12-month periods ended December 31, 2010 are not included in the consolidated statements of operations for the periods ended December 31, 2010.

Conference Call

PhotoMedex will hold a conference call to discuss the Company's fourth quarter and full year 2011 results and answer questions today, March 8, 2012 beginning at 4:30 p.m. Eastern time.

To participate in the conference call, dial toll free 888-812-8589 or International/toll 913-312-0408 (and confirmation code # 2150441). If you are unable to participate, a digital replay of the call will be available from 7:30 p.m. ET Thursday, March 8 until 7:30 p.m. ET Thursday, March 22, 2012 by dialing toll free 888-203-1112 or International/toll 719-457-0820 and using confirmation code # 2150441.

The live broadcast of PhotoMedex, Inc.'s quarterly conference call will be available online by going to www.photomedex.com and clicking on the link to Investor Relations, and at www.streetevents.com. The online replay will be available shortly after the call ends at those sites.

About PhotoMedex

PhotoMedex is a global skin health company providing integrated disease management and aesthetic solutions to dermatologists, professional aestheticians and consumers. The company provides proprietary products and services that address skin diseases and conditions including psoriasis, vitiligo, acne, actinic keratosis (a precursor to certain types of skin cancer) and photo damage. Its experience in the physician market provides the platform to expand its skin health solutions to spa markets, as well as traditional retail, online and infomercial outlets for home-use products. As a result of its December 2011 merger with Radiancy Inc., PhotoMedex has added a range of home-use devices under the no!no!™ brand, for various indications including hair removal, acne treatment and skin rejuvenation. The company also offers a professional product line for acne clearance, skin tightening, psoriasis care and hair removal sold to physician clinics and spas.

SAFE HARBOR STATEMENT

Some portions of the conference call, particularly those describing PhotoMedex' strategies, operating expense reductions and business plans will contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks, uncertainties and other factors.   All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any statements of the plans, strategies and objectives of management for future operations; any statements regarding product development, product extensions, product integration or product marketing; any statements regarding continued compliance with government regulations, changing legislation or regulatory environments; any statements of expectation or belief and any statements of assumptions underlying any of the foregoing. In addition, there are risks and uncertainties related to successfully integrating the products and employees of the Company and Radiancy, as well as the ability to ensure continued regulatory compliance, performance and/or market growth.  These risks, uncertainties and other factors, and the general risks associated with the businesses of the Company described in the reports and other documents filed with the SEC, could cause actual results to differ materially from those referred to, implied or expressed in the forward-looking statements.  The Company cautions readers not to rely on these forward-looking statements.  All forward-looking statements are based on information currently available to the Company and are qualified in their entirety by this cautionary statement.  The Company anticipates that subsequent events and developments will cause its views to change.  The information contained in this conference call speaks as of the date hereof and the Company has or undertakes no obligation to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.
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-- Financial Statements follow --

PHOTOMEDEX, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNADUDITED)

		Three Months Ended December 31,				Year Ended December 31,
(ooo's) except per share amounts		2011 *	2010	**		2011 *	2010	**

Revenues		$28,749	$22,889			$132,082	$70,071

Cost of Revenues		6,242	3,479			26,296	16,465
Gross profit		$22,507	$19,410			$105,786	$53,606

Operating expenses:
Selling, general and administrative		25,593	15,539			107,376	34,596
Research and development and engineering		357	270			1,057	839
		25,950	15,809			108,433	35,435
Operating Income (Loss)
refinancing charge and interest expense, net		(3,443)	3,601			(2,647)	18,171

Interest (expense), net		(24)	-			(24)	-
Other income (expense)		(146)	9			(44)	(283)

Income (loss) before taxes		(3,613)	3,610			(2,715)	17,888

Income tax expense (benefit)		(629)	681			(2,022)	6,287

Net income (loss)	1	$(2,984)	$2,929		1	$(693)	$11,601

Net income (loss) per share:
Basic		$(0.22)	$0.29			$(0.06)	$1.13
Diluted		$(0.22)	$0.25			$(0.06)	$0.99

Shares used in computing net income (loss) per share:
Basic		13,614	10,256			11,628	10,256
Diluted		13,614	11,725			11,628	11,725

1 Includes: depreciation and amortization		316	94			590	388
Includes merger related expense		1,010	-			2,110	-
Share-based compensation expense		5,201	68			34,001	392

*PhotoMedex, Inc. merged with Radiancy, Inc. in a reverse acquisition on December 13, 2011.  Therefore, the operating results of PhotoMedex for the three- and 12-month periods ended December 31, 2011 include activity from the pre-merged PhotoMedex from December 13, 2011 through December 31, 2011.

**As a result of purchase accounting rules, the operating results of the pre-merged PhotoMedex for the three- and 12-month periods ended December 31, 2010 are not included in the above consolidated statements of operations for the periods ended December 31, 2010.

PHOTOMEDEX, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	Dec 31, 2011	Dec 31, 2010
Assets
Cash and cash equivalents	$16,549	$7,581
Short-term deposits	-	14,500
Accounts receivable, net	12,393	6,980
Inventories	19,208	11,113
Property and equipment, net	5,324	759
Other assets	92,089	5,454
Total Assets	$145,563	$46,387

Liabilities and Stockholders' Equity
Accounts payable and accrued liabilities	$26,900	$16,447
Other current liabilities	1,948	203
Bank and Lease Notes Payable	2,232	-
Other liabilities	2,405	837
Stockholders' equity	112,078	28,900
Total Liabilities and Stockholders' Equity	$145,563	$46,387

PHOTOMEDEX, INC.
CONDENSED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	For the year ended December 31,
	2011 *	2010 **
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(694)	$11,601
Adjustments to reconcile net income (loss) to
net cash provided by operating activities--
Depreciation and amortization	590	388
Provision for doubtful accounts	2,595	1,509
Provision for sales returns	6,999	3,723
Stock based compensation	21,637	392
Deferred income taxes	(5,751)	2,018
Other	-	96
Changes in assets and liabilities:
(Increase) decrease in--
Current assets	(7,769)	(13,622)
Current liabilities	(4,148)	7,762
Net cash provided by operating activities	13,459	13,867

CASH FLOWS FROM INVESTING ACTIVITIES:
Sale of short term deposits	14,500	(14,500)
Lasers placed into service	15	-
Purchases of PP&E, net	(358)	(93)
Acquisition costs, net of cash received	(18,729)	-
Other	(81)	(122)
Net cash provided by (used in) investing activities	(4,653)	(14,715)

CASH FLOWS FROM FINANCING ACTIVITIES:
Purchase of Company shares	(250)	-
Proceeds from exercise of options	410	-
Repayment of stockholders' loan	-	(2,020)
Net cash provided by (used in) financing activities	160	(2,020)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	2	-
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	8,968	(2,868)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	7,581	10,449

CASH AND CASH EQUIVALENTS, END OF PERIOD	$16,549	$7,581

*PhotoMedex, Inc. merged with Radiancy, Inc. in a reverse acquisition on December 13, 2011.  Therefore, the operating  results of PhotoMedex for the year  ended December 31, 2011 include activity from the pre-merged PhotoMedex from December 13, 2011 through December 31, 2011.

**As a result of purchase accounting rules, the operating results of the pre-merged PhotoMedex for year ended December 31, 2010 are not included in the above condensed statements of cash flows for the period ended December 31, 2010.